                              SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                         / x /

Filed by a party other than the registrant      /   /

Check the appropriate box:
/   /  Preliminary proxy statement

/ x /  Definitive proxy statement

/   /  Definitive additional materials

/   /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    Oppenheimer Globla Bio-Tech Fund
- ------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                            Katherine P. Feld
- ------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/   /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
       6(j)(2).

/   /  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).

/   /  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

(1) Title of each class of securities to which transaction applies:
- ------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
- ------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
- ------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
- ------------------------------------------------------------------
/   /  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
- ------------------------------------------------------------------
(1) Amount previously paid:
- ------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
- ------------------------------------------------------------------
(3) Filing Party:
- ------------------------------------------------------------------
(4) Date Filed:

- -----------------------
[FN]
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    OPPENHEIMER GLOBAL BIO-TECH FUND

          Two World Trade Center, New York, New York 10048-0203
              NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD
                           SEPTEMBER 19, 1994

To The Shareholders of
Oppenheimer Global Bio-Tech Fund

Notice is hereby given that a Meeting of the Shareholders of Oppenheimer Global Bio-Tech Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on September 19, 1994, or any adjournments thereof, for the following purposes:

(a) To elect thirteen Trustees to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors are elected and shall qualify;


(b) To ratify the selection of KPMG Peat Marwick as the independent certified public accountants and auditors of the Fund for the fiscal year beginning October 1, 1993 (Proposal No. 1);


(c) To approve a change in the Fund's investment policies to permit the Fund to emphasize investments in emerging growth companies worldwide (Proposal No. 2); and

(d) To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on July 15, 1994, are entitled to vote at the meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,



Andrew J. Donohue, Secretary

August 8, 1994

- --------------------------------------------------------------------------
Shareholders who do not expect to attend the meeting are asked to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

                    OPPENHEIMER GLOBAL BIO-TECH FUND
          Two World Trade Center, New York, New York 10048-0203

                             PROXY STATEMENT

                         MEETING OF SHAREHOLDERS
                      TO BE HELD SEPTEMBER 19, 1994

This statement is furnished to the shareholders of Oppenheimer Global Bio-Tech Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of shareholders to be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on September 19, 1994, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about August 8, 1994. Financial statements covering the operations of the Fund for the fiscal year ended September 30, 1993 were mailed to all persons who were shareholders of record on that date, and simultaneously with the mailing of this Proxy Statement will be mailed to persons who became shareholders between September 30, 1993 (the record date for the mailing of that Annual Report) and the record date for this shareholder meeting.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules) vote such shares as record holder for the election of Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which instructions were timely received. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York, 10048-0203; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of printing and distributing these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of July 15, 1994, the record date, there were 8,738,700.983 shares of the Fund outstanding. Each share of the Fund is entitled to one vote (and a fractional share is entitled to a fractional vote) on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund, other than the following shareholder who held 5% or more of the Fund's outstanding shares on the record date: Merrill Lynch Pierce Fenner & Smith, 4800 Deer Lake Drive East, Jacksonville, Florida 32246 (669,342.328 shares constituting 7.66% ownership).

                          ELECTION OF TRUSTEES

At the Meeting, thirteen Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees. Thus, the Trustees will be elected for indefinite terms until a shareholders meeting is called for the purpose of voting for Trustees and until their successors are elected and shall qualify.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee of the Fund. All Trustees except Messrs. Robert G. Galli, Edward V. Regan and Clayton K. Yeutter have been elected by shareholders of the Fund. Each of the Trustees is also a Trustee or Director of Oppenheimer Fund, Oppenheimer Discovery Fund, Oppenheimer Target Fund, Oppenheimer Global Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Special Fund, Oppenheimer Time Fund, Oppenheimer Tax-Free Bond Fund, Oppenheimer Global Environment Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer New York Tax-Exempt Fund, Oppenheimer California Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer Asset Allocation Fund, Oppenheimer Mortgage Income Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer U.S. Government Trust, Oppenheimer Multi-Government Trust and Oppenheimer Multi-Sector Income Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and each of the other New York OppenheimerFunds.

Each nominee indicated below by an asterisk is an "interested person" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Fund due to the positions indicated with the Manager or its affiliates. The year given below indicates when the nominee first became a Trustee or Director of any of the New York OppenheimerFunds without a break in service. The beneficial ownership of shares listed below includes voting and investment control, unless otherwise indicated below. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons selected and nominated by disinterested Trustees as the Board of Trustees may, in its discretion, recommend. As of July 15, 1994 the Trustees and officers of the Fund as a group owned 24,049.345 shares of the Fund in the aggregate, which is less than 1% of the outstanding shares.

                                                                Shares
Name And                                                        Beneficially Owned
Other Information     Business Experience During the Past Five Yearsas of July 15, 1994
Leo Cherne            Chairman Emeritus of the International RescueNone
first became a        Committee (philanthropic organization); formerly Executive
Trustee in 1982       Director of the Research Institute of America.
Age:  81

Edmund T. Delaney     Attorney-at-law; formerly a member of the Connecticut484.371
first became a        State Historical Commission and Counsel to Copp,
Trustee in 1959       Berall & Hempstead (a law firm).
Age:  80

Robert G. Galli*      Vice Chairman of the Manager; Vice President and General670.306
first became a        Counsel of Oppenheimer Acquisition Corp. ("OAC"), the Manager's
Trustee in 1993       Manager's parent holding company; formerly he held the
Age:  60              following positions: a director of the Manager and
                      Oppenheimer Funds Distributor, Inc. (the "Distributor"), Vice
                      President and a director of HarbourView Asset Management
                      Corporation ("HarbourView") and Centennial Asset Management
                      Corporation ("Centennial"), investment adviser subsidiaries of the Manager, a director of Shareholder Financial Services, Inc.
                      ("SFSI") and Shareholder Services, Inc. ("SSI"), transfer agent subsidiaries of the Manager, an officer of other OppenheimerFunds and Executive Vice President and General Counsel of the Manager
                      and the Distributor.

Leon Levy             General Partner of Odyssey Partners, L.P. (investmentNone
first became a        partnership); Chairman of Avatar Holdings, Inc. (real estate
Trustee in 1959       development).
Age:  68

Benjamin Lipstein     Professor Emeritus of Marketing, Stern Graduate School ofNone
first became a        Business Administration, New York University.
Trustee in 1974
Age:  71

Elizabeth B. Moynihan Author and architectural historian; a trustee of theNone
first became a        American Schools of Oriental Research; the Freer Gallery
Trustee in 1992       of Art (Smithsonian Institution), the Institute of Fine
Age:  64              Arts (New York University) and Preservation League of New
                      York State; a member of the Indo-U.S. Sub-Commission on
                      Education and Culture.

Kenneth A. Randall    A director of Northeast Bancorp, Inc. (bank holding49.184
first became a        company), Dominion Resources, Inc. (electric utility
Trustee in 1980       holding company), and Kemper Corporation (insurance
Age:  67              and financial services company); formerly Chairman of the
                      Board of ICL Inc. (information systems).

Edward V. Regan       President of Jerome Levy Economics Institute, Bard College; aNone
first became a        member of the U.S. Competitiveness Policy Council; a director
Trustee in 1993       of GranCare, Inc. (health care provider); formerly
Age:  64              New York State Comptroller and a trustee, New York State
                      and Local Retirement Fund.

Russell S. Reynolds, Jr.Founder and Chairman of Russell Reynolds Associates, Inc.246.036
first became a        (executive  recruiting); a trustee of Mystic Seaport
Trustee in 1989       Museum, International House, Greenwich Historical
Age:  62              Society and Greenwich Hospital.

Sidney M. Robbins     Chase Manhattan Professor Emeritus of Financial968.255
first became a        Institutions, Graduate School of Business, Columbia
Trustee in 1963       University; Visiting Professor of Finance, University
Age:  82              of Hawaii; a director of The Korea Fund, Inc. and The
                      Malaysia Fund, Inc. (closed-end investment companies);
                      member of the Board of Advisors of Olympus Private
                      Placement Fund, L.P.; Professor Emeritus of Finance,
                      Adelphi University.

Donald W. Spiro*      Chairman Emeritus and a director of the Manager;19,671.934
first became a        formerly Chairman of the Manager and the Distributor.
Trustee in 1985
Age:  68

Pauline Trigere       Chairman and Chief Executive Officer of Trigere,None
first became a        Inc. (design and sale of women's fashions).
Trustee in 1977
Age:  81

Clayton K. Yeutter    Counsel to Hogan & Hartson (a law firm); a directorNone
first became a        of B.A.T. Industries, Ltd. (tobacco and financial
Trustee in 1993       services), Caterpillar, Inc. (machinery), ConAgra,
Age:  63              Inc. (food and agricultural products), FMC Corp.
                      (chemicals and machinery), Lindsay Manufacturing Co. and
                      Texas Instruments, Inc. (electronics); formerly (in
                      descending chronological order) Deputy Chairman, Bush/Quayle
                      Presidential Campaign, Counsellor to the President (Bush)
                      for Domestic Policy, Chairman of the Republican National
                      Committee, Secretary of the U.S. Department of Agriculture,
                      and U.S. Trade Representative, Executive Office of the President.

- ------------------------
* A nominee who is an "interested person" of the Fund under the Investment Company Act.

Vote Required. The affirmative vote of a majority of the votes cast by shareholders of the Fund is required for the election of a nominee as Trustee. The Board of Trustees recommends a vote for the election of each nominee.

Functions of the Board of Trustees. The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for its day-to-day operations. Six regular meetings of the Trustees were held in the fiscal year ended September 30, 1993. Each of the Trustees other than Mr. Cherne was present for at least 75% of the meetings held. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins (Vice Chairman) and Cherne, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund. The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Committee met four times during the fiscal year ended September 30, 1993, and all members other than Mr. Cherne attended at least 75% of the meetings held during that period. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees and Officers. The officers of the Fund listed below are affiliated with the Manager. They and the Trustees who are affiliated with the Manager (Messrs. Spiro and Galli) receive no salary or fee from the Fund. The Fund currently pays each other Trustee a fee varying from $1,824 to $4,935 for serving as Trustee, or as Chairman or a member of the committees of the Board of Trustees. During the fiscal year ended September 30, 1993, Trustees' fees and expenses aggregated $80,788. In addition, the Fund has adopted a retirement plan that provides for payment to a retired independent Trustee of up to 80% of the average compensation paid during that Trustee's five years of service in which the highest compensation was received. A Trustee must serve in that capacity for any of the New York OppenheimerFunds listed above for at least 15 years in order to be eligible for the maximum payment. No Trustee has retired under this plan, and therefore no payments have been made by the Fund. At September 30, 1993, the Fund had accrued $63,821 for retirement plan benefits for its Trustees under the plan.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an indefinite term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Bishop, Bowen, Donohue, Farrar and Zack serve in a similar capacity with the other New York OppenheimerFunds listed above.

James Ayer, Vice President and Portfolio Manager; Age: 30.
     Assistant Vice President of the Manager; an officer of other
     OppenheimerFunds; formerly an international equities investment officer with Brown Brothers Harriman & Company.

Andrew J. Donohue, Secretary; Age: 43.
     Executive Vice President and General Counsel of the Manager and the Distributor; an officer of other OppenheimerFunds; formerly Senior Vice President and General Counsel of the Manager and the Distributor, Partner in Kraft & McManimon (a law firm), an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser), and director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Treasurer; Age 57.
     Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of Oppenheimer Asset Management Corporation, a former investment advisory subsidiary of the Manager.

Robert G. Zack, Assistant Secretary; Age 45.
     Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI, SFSI and other OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age 35.
     Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an Accountant for Yale & Seffinger, an accounting firm, and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age: 28.
     Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                            (Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, at a meeting held October 6, 1993, selected KPMG Peat Marwick ("KPMG") as auditors of the Fund for the fiscal year beginning October 1, 1993. KPMG also serves as auditors for certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the shareholders' vote to ratify the selection of KPMG as auditors. Representatives of KPMG are not expected to be present at the Meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of KPMG as auditors of the Fund.

                      APPROVAL OF AMENDMENT TO THE
                 FUND'S FUNDAMENTAL INVESTMENT POLICIES
                            (Proposal No. 2)

The Fund currently has a fundamental investment policy that the Fund shall, under normal market conditions, invest at least 65% of its total assets in securities of biotechnology companies located in the United States and in at least three foreign countries.

At a meeting of the Fund's Board of Trustees on June 16, 1994, the Board, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager (the "Independent Trustees"), approved a change in its fundamental investment policies. Subject to shareholder approval, the current policy requiring generally at least 65% of total assets to be invested in securities of biotechnology companies located in the U.S. and at least three foreign countries would be eliminated, and the Fund's investment policies would be broadened to emphasize investments in emerging growth companies worldwide. As a result, the Fund would become a global emerging growth fund. If shareholders approve this Proposal, the Board expects to change the Fund's name to Oppenheimer Global Emerging Growth Fund or such other name as it deems appropriate. The Fund's fundamental investment objective of capital appreciation would remain unchanged. Oppenheimer Management Corporation (the "Manager") will continue as the Fund's investment adviser.

As a global emerging growth fund, under normal market conditions the Fund would invest at least 65% of its total assets in securities of emerging growth companies located in the United States and at least three foreign countries. This new investment policy will be a non-fundamental policy that may be changed by the Board of Trustees in response to changing market conditions without further shareholder approval.

As a global emerging growth fund, the Fund would pursue growth opportunities in their early stages, as it looks for the most promising areas, both in the U.S. and abroad, for accelerated growth of earnings or revenues. Emerging growth companies are often smaller companies in terms of sales, assets or capitalization. Small companies tend to respond more quickly (and tend to exhibit greater volatility in price and performance) than larger companies to market changes and consequently their expansion can occur faster. However, emerging growth companies can be any size and can be in any industry.

The Manager expects to use a global "theme oriented approach" in managing the Fund as a global emerging growth fund. This is the same approach the Manager uses in managing certain other global funds that it advises. This "theme oriented approach" seeks to capitalize on important global trends that the Manager believes offer promising areas for long-term growth. Examples of some current themes include telecommunications, infrastructure, developing capital markets, technology, energy, emerging consumer markets, healthcare/biotechnology, corporate restructuring and the environment. The Manager further believes that certain non-U.S. stocks will continue to outperform U.S. stocks due to rebounding economies overseas and earnings growth rates that the Manager anticipates will be significantly higher than those of domestic markets. If this Proposal is approved, the Fund would reserve the freedom to concentrate its investments (that is, to invest 25% or more of its total assets) in securities of biotechnology companies for an interim transition period to permit an orderly reduction in its bio-tech position. However, unanticipated market conditions affecting the Fund's current portfolio holdings or unanticipated redemptions of Fund shares might make it impracticable for the Fund to quickly reduce its biotech position in an orderly manner to less than 25% of its total assets until circumstances permit. Otherwise, the Manager does not intend to concentrate its investments in any industry.

Considerations by the Board of Trustees. In connection with this Proposal, the Board of Trustees considered that the Fund's shareholders would be better served by expanding the Fund's investment policies to allow broader investments in domestic and foreign high-potential, emerging growth companies. This would give the Fund the flexibility to pursue growth opportunities across various industries. The risk of volatility generally associated with emphasizing investments in only one sector (for example, the biotechnology sector) should be greatly reduced, although emerging growth companies may be more volatile than mature companies. Nevertheless, if this Proposal is approved, the Fund anticipates that it may continue to invest in biotechnology companies. The Manager believes that a broadening of the Fund's investment policies is consistent with its overall philosophy to provide shareholders with the most responsible portfolio management. After completion of its review, the Independent Trustees recommended that the Board of Trustees approve, and the Board unanimously approved, the Proposal.

Vote Required. The affirmative vote of the holders of a "majority" of the outstanding shares of the Fund is required for approval of this Proposal. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of (i) 67% or more of the shares present or represented by proxy at the shareholders meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares. If the Proposal is not approved, the Fund's investment policy that generally at least 65% of its total assets shall be invested in biotechnology companies located in the United States and at least three foreign countries will remain unchanged. The Board of Trustees recommends a vote in favor of approving this Proposal.

                         ADDITIONAL INFORMATION

The Manager. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990 (the "Acquisition Date"). As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A++".

The common stock of OAC is divided into three classes. At June 30, 1994, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock,
(ii) 342,766 shares of Class B voting stock, and (iii) 380,153 shares of Class C non-voting stock. This collectively represented 75.2% of the outstanding common stock and 85.3% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Manager held
(i) 786,543 shares of the Class B voting stock, representing 20.5% of the outstanding common stock and 12.2% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 811,554 shares of Class C non-voting stock.1 That group includes persons who serve as officers of the Fund and two of whom (Messrs. Donald W. Spiro and Robert G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence September 30, 1995. Since January 1, 1993, certain officers and/or directors of the Manager (i) sold 320,266 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 466,916 stock appreciation rights issued in tandem with the Class C OAC options.(1) Cash payments aggregating $37,777,598 have or will be made by OAC or MassMutual to such persons (including Messrs. Spiro and Galli, identified above) in such transactions as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993 and June 15, 1994, MassMutual purchased its 380,153 shares of Class C OAC stock from OAC for a total consideration of $20,489,833.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Manager. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow it to purchase shares of Class C common stock representing approximately 13.3% of the common stock of OAC on a fully diluted basis.

The Manager and its affiliates act as investment advisers to investment companies having combined net assets of more than $28 billion as of June 30, 1994, and having more than 1.8 million shareholder accounts. A Consolidated Statement of Financial Condition of the Manager as of December 31, 1993, is included in this Proxy Statement as Exhibit A.

- -----------------------
[FN]
(1) This includes transactions by the executive officers and directors of the Manager and officers of the Fund and excludes transactions not exceeding 1% of the outstanding class of shares of common stock or options of the Manager, as the case may be.

The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chairman, Chief Executive Officer and Director; Bridget A. Macaskill, President and Director; Donald W. Spiro, Chairman Emeritus and a Director; Robert G. Galli and James C. Swain, Vice Chairmen; Samuel Freedman, Jr., Director; Robert Doll, Jr., and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts, Executive Vice President and Director; Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Barbara Hennigar, President and Chief Executive Officer of Oppenheimer Shareholder Services, a division of the Manager; Victor Babin, Loretta McCarthy, Robert Patterson, Arthur Steinmetz, Ralph Stellmacher, Nancy Sperte and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver, Colorado 80231. The address of all other officers is Two World Trade Center, New York, New York 10048-0203, which is also the address of the Manager and OAC.

Investment Advisory Agreement. The Fund has an Investment Advisory Agreement with the Manager dated June 1, 1992 (the "Agreement") that was submitted to and approved by the shareholders of the Fund at a meeting held May 15, 1992. The Agreement continues in effect from year to year unless terminated, but only so long as such continuance is approved annually in accordance with the Investment Company Act. At a meeting held on December 9, 1993, the Fund's Board of Trustees, including a majority of the Independent Trustees, approved the renewal of the Agreement between the Manager and the Fund until December 31, 1994. At the time of such approval, Messrs. Spiro and Galli were shareholders of OAC, the parent of the Manager. Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable monthly to the Manager under the terms of the Agreement is computed on the net assets of the Fund as of the close of business each day. The annual rates of the fee paid by the Fund are: 1% of the first $50 million of average annual net assets, .75% of the next $150 million, .72% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million and .60% of net assets in excess of $800 million.
During the fiscal year ended September 30, 1993, the Fund's fees payable under its Agreement with the Manager were $1,580,012.

The Agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment, as well as to provide, and supervise the activities of, all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreement or by the Distributor under the General Distributor's Agreement are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal, bookkeeping and audit expenses, custodian and transfer agent expenses, stock certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation costs.

Independently of the Agreement, the Manager has voluntarily undertaken that the total expenses of the Fund in any year (including the management fee but excluding taxes, interest, brokerage commissions, distribution and/or service plan payments and extraordinary non-recurring expenses such as litigation costs) shall not exceed (and the Manager undertakes to pay or refund to the Fund any amount by which such expenses shall exceed) the most stringent state regulatory limitation on fund expenses applicable to the Fund. At present, that limitation is imposed by California and limits expenses (with specified exclusions) to 2.5% of the first $30 million of average annual net assets, 2% of the next $70 million, and 1.5% of average annual net assets in excess of $100 million. The payment of the management fee at the end of any month will be reduced so that there will not be any accrued but unpaid liability under this expense limitation.
The Manager reserves the right to amend or terminate the expense assumption undertaking at any time.

The Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Manager shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates. The Agreement permits the Manager to act as investment adviser for any other person, firm or corporation. Pursuant to a license from the Manager, the Fund may use the name "Oppenheimer" in connection with its business. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the Agreement is to arrange the portfolio transactions for the Fund. In doing so, the Manager is authorized by the Agreement to employ broker-dealers ("brokers"), including "affiliated" brokers, as that term is defined in the Investment Company Act, as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding or base its selection on "posted" rates, but is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the provisions of the Agreement and the interests and policies of the Fund as established by its Board of Trustees.

Under the Agreement, the Manager is authorized to select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would have charged, if a good faith determination is made by the Manager that the commission is fair and reasonable in relation to the services provided. There is no formula under which any of the brokers selected for the Fund's portfolio transactions are entitled to the allocation of a particular amount of commissions. The Manager may also consider sales of shares of the Fund and of other investment companies managed by the Manager or its affiliates as a factor in the selection of brokers for the Fund's portfolio transactions.

Description of Brokerage Practices. Subject to the provisions of the Agreement, when brokers are used for the Fund's portfolio transactions, allocations of brokerage are made by portfolio managers under the supervision of executive officers of the Manager. Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. Brokerage commissions are paid primarily for effecting transactions in listed securities and otherwise only if it appears likely that a better price or execution can be obtained. When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transactions in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. Transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. Option commissions may be relatively higher than those which would apply to direct purchases and sales of portfolio securities.

Most purchases of money market instruments and debt obligations are principal transactions at net prices. For those transactions, instead of using a broker the Fund normally deals directly with the selling or purchasing principal or market maker unless it is determined that a better price or execution can be obtained by using a broker. Purchases of these securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of such orders at the most favorable net price.

The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid for in commission dollars. The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase. The Board of Trustees, including the Independent Trustees of the Fund, annually reviews information furnished by the Manager as to the commissions paid to brokers furnishing such services in an effort to ascertain that the amount of such commissions was reasonably related to the value or benefit of such services. The Board of Trustees has permitted the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

During the fiscal year ended September 30, 1993, total brokerage commissions paid by the Fund (not including spreads or concessions on principal transactions on a net trade basis) amounted to $414,002. During the fiscal year ended September 30, 1993, $36,731 was paid to brokers as commissions in return for research services (including special research, statistical information and execution); the aggregate dollar amount of those transactions was $19,817,816. The transactions giving rise to those commissions were allocated in accordance with the internal allocation procedures described above.

General Distributor's Agreement. Oppenheimer Funds Distributor, Inc., a wholly-owned subsidiary of the Manager, is the general distributor of the Fund's shares under a General Distributor's Agreement dated October 22, 1990. The General Distributor's Agreement is subject to the same annual renewal requirements and termination provisions as the Agreement. For the fiscal year ended September 30, 1993, selling charges on the Fund's shares amounted to $4,353,366, of which the Distributor and an affiliated broker-dealer retained $960,768 in the aggregate.

Service Plan. The Fund has adopted a Service Plan (the "Plan") pursuant to Rule 12b-1 of the Investment Company Act under which the Fund reimburses the Distributor for a portion of its costs incurred in connection with the personal service and maintenance of accounts that hold Fund shares. The Distributor uses such fees received from the Fund in their entirety: (i) to compensate brokers, dealers, banks and other institutions ("Recipients") each quarter for providing personal service and the maintenance of accounts that hold Fund shares, and (ii) to reimburse itself (to the extent authorized by the Board) for its other expenditures under the Plan and for its direct costs for personal service and the maintenance of accounts. For the fiscal year ended September 30, 1993, the Board has not authorized any reimbursement to the Distributor under (ii) above. Any unreimbursed expenses incurred during any quarter by the Distributor may not be recovered in later periods. The services to be provided under the Plan include, but are not limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in Fund shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request. The Plan has the effect of increasing annual expenses of the Fund by up to 0.25% of its average annual net assets from what its expense would otherwise be. The Fund will not be charged for any interest expense, carrying charges or other financial costs, or allocation of overhead by the Distributor. For the fiscal year ended September 30, 1993, payments under that Plan totalled $464,072, all of which was paid by the Distributor to Recipients as reimbursement for distribution-related services, including $16,371 paid to an affiliate of the Distributor.

Service Contract. Oppenheimer Shareholder Services ("OSS"), a division of the Manager, serves as the Fund's transfer agent and registrar pursuant to a Service Contract under which it is reimbursed by the Fund for its costs in providing those services to the Fund, including the cost of rental of office space. Similar services are provided by OSS to certain other mutual funds advised by the Manager. OSS received $650,147 from the Fund during the fiscal year ended September 30, 1993. The costs described for these services are charged to the Fund as operating expenses to the respective class and are borne ratably by all shareholders of that class in proportion to their holdings of shares.

                    RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

                             OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

By Order of the Board of Trustees,


Andrew J. Donohue, Secretary

August 8, 1994

INDEPENDENT AUDITORS' REPORT                       Exhibit A
- ---------------------------------------------------------------------





Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.


DELOITTE & TOUCHE




Denver, Colorado
February 16, 1994

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                                              Notes
CURRENT ASSETS:
Cash                                                           $ 31,940,116
Investments in money market mutual funds                         26,850,605
Investments in managed mutual funds                               4,981,458
Investments in Zero Coupon U.S. Treasuries Trust,
    at market                                                     3,897,237
Accounts receivable:
   Brokers and dealers                              2            49,538,320
   Managed mutual funds                             2,3          11,433,524
   Affiliated companies                                             100,495
   Income taxes                                                  13,902,237
   Other                                                          4,471,131
Other current assets                                              2,124,857
                                                                -----------
Total current assets                                            149,239,980
                                                                -----------
PROPERTY AND EQUIPMENT - Less accumulated depreciation
   and amortization of $8,169,031                                 8,896,837
                                                                -----------

OTHER ASSETS:
Intangible assets, net                              1           113,445,572
Deferred sales commissions                                       54,452,051
Deferred charges                                                  1,550,484
Other                                                             1,607,387
                                                               ------------
Total other assets                                              171,055,494
                                                               ------------
TOTAL                                                          $329,192,311
                                                               ============

See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

LIABILITIES AND SHAREHOLDER'S EQUITY                Notes
CURRENT LIABILITIES:
Accounts payable and accrued expenses                          $ 33,866,353
Subscriptions payable to managed mutual funds       2            71,371,285
Payable to brokers and dealers                      2             9,483,935
Current portion of long-term debt                   5,6          17,463,094
                                                               ------------
Total current liabilities                                       132,184,667
                                                               ------------
LONG-TERM LIABILITIES:
Deferred income taxes                               4            15,447,486
Senior debt                                         5            59,781,186
Subordinated notes                                  6            44,450,000
                                                               ------------
Total liabilities                                               251,863,339
                                                               ------------
COMMITMENTS                                         1,8

SHAREHOLDER'S EQUITY:                               5,7
Preferred stock - nonvoting; $10 par value;
   392,461 shares authorized; 25,141 shares
   issued and outstanding                                           251,410
Common Stock - voting; $.10 par value; 229,246
   shares authorized; 179,658 shares issued
   and outstanding                                                   17,966
Additional paid-in capital                                       49,241,234
Retained earnings                                                27,818,362
                                                               ------------
Total shareholder's equity                                       77,328,972
                                                               ------------
TOTAL                                                          $329,192,311
                                                               ============

See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Management Corporation (OMC) and its subsidiaries
(collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust. The investments are carried at market.

Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

Intangible Assets - Intangible assets at December 31, 1993, are as follows:

                                                     Less
                        Useful                       Accumulated     Net
                        Lives         Cost           Amortization    Book Value
                        ----------    ------------   ------------    -----------
Debt Issuance Costs     7 years       $  5,535,450   $ (2,999,400)   $ 2,536,050
Management Contracts    7 years         38,600,000    (18,840,667)    19,759,333
Goodwill                25 years       100,766,565    (11,671,455)    89,095,110
Other                   4-10 years       4,385,906     (2,330,827)     2,055,079
                                      ------------   -------------   -----------
                                      $149,287,921   $(35,842,349)   $113,445,572
                                      ============   =============   ============

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.

2. TRANSACTIONS WITH BROKERS AND DEALERS

The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled.
If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

3. RELATED PARTIES

The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4. INCOME TAXES

As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

5. SENIOR DEBT

At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement. In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

The mandatory principal repayment schedule for the term loan is as follows (000's):

                       1994      $ 10,000
                       1995        12,000
                       1996         1,700
                       ------------------
                                 $ 23,700
                       ==================
The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

6. SUBORDINATED NOTES

Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see
Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

The mandatory principal repayment schedule for the Notes is as follows
(000's):

                       1998      $14,800
                       1999       14,825
                       2000       14,825
                       -----------------
                                 $44,450
                       =================

7. SHAREHOLDER'S EQUITY

The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:

                                                       Shares
                                              ------------------------
                                                         Issued and
                                              Authorized OutstandingAmount
                                              ---------- -----------------
Preferred stock - non-voting; $10 par value:
   Series A - $15.00 non-cumulative, non-convertible  1,350
   Series B - $1.50 non-cumulative, non-convertible      186,500
   Series C - $1.00 cumulative, non-convertible 12,150    12,150    $121,500
   Series D - $.60 cumulative, convertible:
      Class A                                 161,523
      Class B                                  30,938     12,991     129,910
                                              -------    -------    --------
Total                                         392,461     25,141    $251,410
                                              =======    =======    ========
Common stock - voting; $.10 par value:
   Common shares                              212,461    162,873    $ 16,287
   Class A common shares                       16,785     16,785       1,679
                                              -------    -------    --------
Total                                         229,246    179,658    $ 17,966
                                              =======    =======    ========

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8. COMMITMENTS

Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:

               Years Ending
               December 31
               ------------
               1994             $ 6,237,568
               1995               4,406,666
               1996               3,513,503
               1997               2,573,471
               1998               2,223,802
               Thereafter        10,660,288
                                -----------
                                $29,615,298
                                ===========

                               [logo]OppenheimerFunds

Jon S. Fossel                  Oppenheimer Management Corporation
Chairman and                   Two World Trade Center
Chief Executive Officer        New York, NY 10048-0203
                               800 525-7048

                               August 1994

Dear Oppenheimer Global Bio-Tech Shareholder:

     Last month, I sent a letter to let you know about some exciting changes being proposed for your Fund. A shareholder meeting has been scheduled for September 19th, and all shareholders of record on July 15th are being asked to vote either in person or by proxy. You will find a notice of the meeting and a proxy statement detailing the proposal enclosed for your review.

What is being proposed?

     On June 16th, your Board of Trustees, who represent you in matters regarding your Fund, recommended approval of the proposal to change certain fundamental investment policies of the Fund to expand the investment focus from global bio-technology stocks to global emerging growth companies.

     We believe that small companies who do business globally are well-positioned to take advantage of the dramatic changes affecting the world markets today--and as these markets mature, the investment opportunities should be very attractive.

     If the proposal is approved, your Fund's portfolio management team will have the flexibility to invest in many emerging growth sectors worldwide, which they believe will provide greater growth potential. And some of the risks associated with sector fund investing may be reduced by diversifying the Fund's investments across different sectors.

How do you vote?

     No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid envelope today.

     If you have questions, please contact your financial advisor or call us at 1-800-525-7048.

                                         Sincerely,

                                         Jon S. Fossel

P.S. Casting your vote is quick and easy, so please take a moment to complete the proxy ballot.

PL750.094.R